Exhibit(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 180 to Registration Statement No. 002-84776 on Form N–1A of our reports dated January 14, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Growth & Income Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Growth Opportunities Fund and Fidelity Advisor Equity Growth Fund, our reports dated January 15, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Equity Value Fund and Fidelity Advisor Value Strategies Fund, our reports dated January 20, 2016 relating to the financial statements and financial highlight of Fidelity Advisor Stock Selector Mid Cap Fund, Fidelity Advisor Equity Income Fund and Fidelity Advisor Series Growth Opportunities Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2016